Exhibit 10.5

EXECUTION VERSION

MASTER REPURCHASE AGREEMENT

among

PENNYMAC HOLDINGS, LLC
(“Seller”)

and

PENNYMAC LOAN SERVICES, LLC
(“Buyer”)

and

PENNYMAC MORTGAGE INVESTMENT TRUST
(“Guarantor”)

Dated as of December 19, 2016

i

Schedule 1	–	Representations and Warranties Regarding the Participation Certificates
Schedule 2	–	Participation Agreement and Participation Certificate
Schedule 3	–	Responsible Officers of Seller and Guarantor

Exhibit A	–	Form of Transaction Notice

MASTER REPURCHASE AGREEMENT

This Master Repurchase Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of December 19, 2016, among PENNYMAC HOLDINGS, LLC (“PMH”), a limited liability company organized under the laws of the State of Delaware, as seller (the “Seller”), PENNYMAC LOAN SERVICES, LLC (“PLS”), a limited liability company organized under the laws of the State of Delaware, as buyer (the “Buyer”) and PENNYMAC MORTGAGE INVESTMENT TRUST, a real estate investment trust organized under the laws of the State of Maryland, as guarantor (the “Guarantor”).

W I T N E S S E T H:

WHEREAS, the Seller has made, and may in the future make, the Purchased MSR Excess Spread PC, issued pursuant to the Purchased MSR Excess Spread Participation Agreement (as defined below), subject to this Agreement, in order to create the Purchased MSR Excess Spread (as defined below);

WHEREAS, from time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer the Purchased MSR Excess Spread PC and the Purchased MSR Excess Spread related to additional Mortgage Loans against the delivery of the Purchase Price (as defined below) by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Purchased MSR Excess Spread PC, and the Purchased MSR Excess Spread related to additional Mortgage Loans at a date certain or on demand, against the transfer of funds by Seller.  Such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder;

WHEREAS, Buyer has required and Guarantor has agreed that it will Guarantee (as defined below) the Obligations (as defined below) hereunder; and

WHEREAS, the Guarantor will receive a benefit, either directly or indirectly, from the Seller for entering into the PMT Guaranty (as defined below).

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, Seller and Guarantor hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01                             Certain Defined Terms.  Capitalized terms used herein shall have the indicated meanings:

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“Acknowledgment Agreement” means the Acknowledgment Agreement, dated as of December 19, 2016, by and among Ginnie Mae, PLS and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Act of Insolvency” means, with respect to any Person or its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

“Administrative Agent” means Credit Suisse First Boston Mortgage Capital LLC or any party identified as an “Administrative Agent” pursuant to the Indenture.

“Adverse Claim” means a lien, security interest, charge, encumbrance or other right or claim of any Person (other than (A) the liens created in favor of Buyer or assigned to Buyer by (i) this Agreement or (ii) any other Program Agreement and (B) the liens created in favor of Ginnie Mae by the Ginnie Mae Contract).

“Agreement” shall have the meaning set forth in the preamble.

“Ancillary Income” means all income derived from a Mortgage Loan (other than payments or other collections in respect of principal, interest, escrow payments and prepayment penalties attributable to such Mortgage Loan) and to which Buyer, as the servicer of the Mortgage Loan, is entitled in accordance with the Ginnie Mae Contract, including, but not limited to (i) all late charges, fees received with respect to checks or bank drafts returned by the related bank for insufficient funds, assumption fees, optional insurance administrative fees, all interest, income, or credit on funds deposited in the escrow accounts and custodial accounts or other receipts on or with respect to such Mortgage Loan (subject to Applicable Law and the Ginnie Mae Guide), (ii) reconveyance fees, subordination fees, speedpay fees, mortgage pay on the web fees, automatic clearing house fees, demand statement fees, modification fees, if any, and other similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable by the mortgagor under Applicable Law or pursuant to the terms of the related Mortgage Note, and (iii) any incentive fees payable by FHA under the applicable FHA Mortgage Insurance Contract, by USDA under the USDA Loan Guarantee Document, or by VA under the applicable VA Loan Guaranty Agreement, as applicable, to Buyer, as servicer of the Mortgage Loans, including incentive amounts payable in connection with Mortgage Loan modifications and other loss mitigation activities.

“Applicable Laws” means laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA Patriot Act of the United States.

“Asset” means the Participation Certificate (including all Excess Spread) sold or pledged to secure the Obligations hereunder.

“Asset Base” means for any date of determination, the product of (1) the Purchase Price Percentage and (2) the then-current Market Value.

“Asset Schedule” means a list of all Assets pledged and/or delivered from time to time by Seller to Buyer, as such schedule shall be updated from time to time in accordance with Section 2.02 hereof.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Base Indenture” means the Base Indenture, dated as of December 19, 2016, among Issuer, as issuer, the Indenture Trustee, as indenture trustee, as calculation agent, as paying agent and as securities intermediary, PLS, as administrator and as Servicer, the Administrative Agent, and the Credit Manager, as amended, restated, supplemented or otherwise modified from time to time, including the schedules and exhibits thereto.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) any other day on which national banking associations or state banking institutions in New York, New York, the State of California, the State of Texas, the city and state where the Corporate Trust Office is located or the Federal Reserve Bank of New York, are authorized or obligated by law, executive order or governmental decree to be closed.

“Buyer” has the meaning given to such term in the preamble to this Agreement.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change in Control” means:

(A)                               any transaction or event as a result of which Guarantor ceases to own, beneficially or of record, 100% of the stock of Seller, except with respect to an initial public offering of Seller’s common stock on a U.S. national securities exchange;

(B)                               the sale, transfer, or other disposition of all or substantially all of Seller’s or Guarantor’s assets (excluding any such action taken in connection with any securitization transaction); or

(C)                               the consummation of a merger or consolidation of Seller or Guarantor with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Seller or Guarantor immediately prior to such merger, consolidation or other reorganization.

“Closing Date” means December 19, 2016.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collections” means, with respect to the Participation Certificate as of any date, Excess Spread amounts paid to Seller under Section 5.03(a) of the Purchased MSR Excess Spread Participation Agreement, but excluding all or any portion of any cash Proceeds with respect to any Mortgage Loan repurchased by Seller from the related Mortgage Pool in accordance with the Ginnie Mae Guide.

“Commitment Period” means the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the obligations of the Buyer under this Agreement shall have terminated pursuant to the terms of this Agreement.

“Confidential Information” has the meaning set forth in Section 10.10(b).

“Credit Manager” means Pentalpha Surveillance LLC or any successor thereto.

“Dedicated Account” means (i) unless an Event of Default has occurred and is continuing under the PC Repurchase Agreement, the “Portfolio Spread Custodial Account,” as such term is defined in the Purchased MSR Excess Spread Participation Agreement, and (ii) if an Event of Default has occurred and is continuing under the PC Repurchase Agreement, the “Dedicated Account,” as such term is defined in the PC Repurchase Agreement.

“Default” means an event, condition or default that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Early Amortization Event” has the meaning assigned thereto in the Base Indenture.

“Eligible Asset” means any Asset:

(a)                                 which relates to a Servicing Contract for Mortgage Loans in an Eligible Securitization Transaction in which Seller is acting in the capacity of servicer;

(b)                                 which complies with all Applicable Laws and other legal requirements, whether federal, state or local;

(c)                                  which provides for payment in Dollars;

(d)                                 which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Asset, or the financing thereof contemplated hereby unlawful, invalid or unenforceable and is not subject to any legal limitation on transfer;

(e)                                  which is owned solely by Seller in accordance with the Participation Agreement, free and clear of all Liens other than Liens in favor of Buyer and has not been sold, conveyed, pledged or assigned to any other lender, purchaser or Person;

(f)                                   in respect of which Seller has complied in all material respects with the Participation Agreement;

(g)                                  which is not an obligation of the United States of America, any State or any agency or instrumentality or political subdivision thereof (other than Ginnie Mae);

(h)                                 in respect of which the information set forth in the Asset Schedule and the Participation Agreement, is true and correct in all material respects;

(i)                                     in respect of which Seller has obtained from each Person that may have an interest in such Asset all acknowledgments or approvals, if any, that are necessary to pledge such Asset as contemplated hereby;

(j)                                    is intended to constitute a “security” as defined in the Uniform Commercial Code and is evidenced by a certificate;

(k)                                 for which the related Purchased MSRs relate to an Eligible Securitization Transaction and have been pledged to the Buyer hereunder;

(l)                                     for which the Participation Certificate arose pursuant to a Participation Agreement that is in full force and effect; and

(m)                             which complies with the representations and warranties set forth on Schedule 1 hereto;

in each case as of the related Purchase Date and as of each day that such Asset shall be subject to a Transaction hereunder.

“Eligible Securitization Transaction” means any Ginnie Mae MBS which, as of the date of the related Transaction and as of each day that any Asset shall be subject to a Transaction hereunder (unless expressly agreed upon in writing by Buyer to the contrary) with respect to which the Servicing Contract and is in full force and effect, at any time any Asset related to such Servicing Contract is subject to a Transaction, and under which the Servicer has not been terminated, resigned or become subject to a right of termination or other “trigger event.”

“EO13224” has the meaning set forth in Section 3.17.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that, together with Seller or Guarantor is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Spread” means the Purchased MSR Excess Spread as set forth in the Purchased MSR Excess Spread Participation Agreement.

“Excess Spread Rate” means, for the Purchased MSR Excess Spread PC, the rate per annum set forth as such in the Purchased MSR Excess Spread Participation Agreement.

“Expenses” means all present and future expenses reasonably incurred by or on behalf of Buyer in connection with the negotiation, execution or enforcement or the ongoing operations relating to this Agreement or any of the other PMH Documents, and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include any indemnification payments, the cost of title, lien, judgment and other record searches, reasonable attorneys’ fees, any ongoing audits or due diligence costs in connection with valuation, entering into Transactions or determining whether a Margin Deficit may exist, and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“FDIA” has the meaning set forth in Section 10.12(c).

“FDICIA” has the meaning set forth in Section 10.12(d).

“FHA” means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” means the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, including the related handbooks, circulars, notices and mortgagee letters.

“GAAP” means U.S. generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its successors, as in effect from time to time, and (ii) applied consistently with principles applied to past financial statements of Seller and its subsidiaries; provided, that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) that such principles have been properly applied in preparing such financial statements.

“Ginnie Mae” means the Government National Mortgage Association and any successor thereto.

“Ginnie Mae Contract” means (a) 12 U.S.C. § 1721(g) and the implementing regulations governing the Ginnie Mae MBS Program, 24 C.F.R. Part 300, (b) applicable guaranty agreements and contractual agreements between Ginnie Mae and the Servicer, and (c) the Ginnie Mae Guide, and other applicable guides and all amendments and additions thereto.

“Ginnie Mae Guide” means the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by Ginnie Mae.

“Ginnie Mae MBS” means Ginnie Mae I MBS and Ginnie Mae II MBS issued by Seller and guaranteed by Ginnie Mae, backed by pools of Ginnie Mae eligible mortgage loans insured or guaranteed by the FHA, USDA or VA, as applicable, the issuance of which, and the servicing of such Ginnie Mae eligible mortgage loans by Seller, being governed in all respects by the Ginnie Mae Contract.

“GLB Act” shall have the meaning set forth in Section 10.10(b).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller, Guarantor or Buyer, as applicable.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a mortgaged property.  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” has the meaning given to such term in the preamble to this Agreement.

“Indebtedness” means, for any Person:  (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet.

“Indenture” means the Base Indenture, collectively with each Indenture Supplement thereto.

“Indenture Supplement”  means each supplement to the Base Indenture, executed and delivered in conjunction with the issuance of the related Series of Notes, including the schedules and exhibits thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Indenture Trustee” means Citibank, N.A. or its permitted successors and assigns.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Issuer” means PNMAC GMSR ISSUER TRUST, together with its successors and assigns.

“Laws” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“Lien” means, with respect to any property or asset of any Person (a) any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset or (b) the interest of a vendor or lessor arising out of the acquisition of or agreement to acquire such property or asset under any conditional sale agreement, lease purchase agreement or other title retention agreement.

“Margin Call” has the meaning set forth in Section 2.05(a).

“Margin Deadlines” has the meaning set forth in Section 2.05(b).

“Margin Deficit” has the meaning set forth in Section 2.05(a).

“Margin Excess” has the meaning set forth in Section 2.05(d).

“Market Value” means, the fair market value of the Purchased MSR Excess Spread PC, as reasonably determined by the Buyer.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Seller, Guarantor or any Affiliate thereof that is a party to any PMH Document taken as a whole; (b) a material impairment of the ability of Seller, Guarantor or any Affiliate thereof that is a party to any PMH Document to perform under any PMH Document and to avoid any Event of Default; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any PMH Document against Seller, Guarantor or any Affiliate thereof that is a party to any PMH Document; or (d) a material adverse effect on the rights and remedies of Seller under any of the PMH Documents.

“MBS” means a mortgage backed security guaranteed by Ginnie Mae pursuant to the Ginnie Mae Contract.

“Mortgage Loan” means a loan secured by a Mortgage on real property (including REO Property resulting from the foreclosure of the real property that had secured such loan), which loan has been included in a Mortgage Pool underlying Ginnie Mae MBS.

“Mortgage Note” means the note or other evidence of the indebtedness of a mortgagor secured by a Mortgage under a Mortgage Loan and all amendments, modifications and attachments thereto.

“Mortgage Pool” means a pool or loan package securing an MBS for which the Seller is the issuer.

“MRA Payment Date” means the tenth (10th) calendar day of each month, and if such day is not a Business Day, the Business Day immediately preceding such day.

“MSR”  means with respect to the Mortgage Loans, the mortgage servicing rights, including any and all of the following:  (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Servicer for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Servicer thereunder; (e) escrow or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Payment Amount” means with respect to any MRA Payment Date, an amount equal to (i) the sum of the amounts payable by Seller pursuant to Sections 2.03, 2.04 or 2.05, as applicable, minus (ii) the amounts, if any, that will be payable to Seller hereunder or under the Participation Agreement.

“Non-Excluded Taxes” has the meaning set forth in Section 2.09(a).

“Notice” or “Notices” means all requests, demands and other communications, in writing (including facsimile transmissions and e-mails), sent by overnight delivery service, facsimile transmission, electronic transmission or hand-delivery to the intended recipient at the address specified in Section 10.04 or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the outstanding principal balance of the Purchase Price, together with interest thereon on the Termination Date, outstanding interest due on each MRA Payment Date, and other obligations and liabilities, to Buyer arising under, or in connection with, the PMH Documents, whether now existing or hereafter arising; (b) any and all sums reasonably incurred and paid by Buyer or on behalf of Buyer in order to preserve any Repurchase Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in this definition, the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Repurchase Asset, or of any exercise by Buyer of its rights under the PMH Documents, including, without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer pursuant to the PMH Documents.

“OFAC” has the meaning set forth in Section 3.17.

“Other Taxes” has the meaning set forth in Section 2.09(b).

“Participation Agreement” means the Purchased MSR Excess Spread Participation Agreement, as may be amended, restated, supplemented or otherwise from time to time, related to servicing rights with respect to the Purchased MSR Portfolio subject to this Agreement.

“Participation Certificate” means the Purchased MSR Excess Spread PC, in form and substance acceptable to the Buyer and identified on Schedule 2 hereto.

“Participation Interest” means each participating beneficial ownership interest (of the type and nature contemplated by 11 U.S.C. § 541(d) of the United States Bankruptcy Code) in Excess Spread, with respect to a Purchased MSR Portfolio, and proceeds thereof together with the other rights and privileges specified in a Participation Agreement as evidenced by the issuance of a Participation Certificate.

“PC Repurchase Agreement” means the Master Repurchase Agreement, dated as of December 19, 2016, among PLS, as seller, the Issuer, as buyer and Private National Mortgage Acceptance Company, LLC, as guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of a similar nature.

“Plan” means an employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“PLS” has the meaning given to such term in the preamble to this Agreement.

“PMH” has the meaning given to such term in the preamble to this Agreement.

“PMH Documents” means this Agreement, the PMH Pricing Side Letter, the PMH Subordination Agreement, the PMT Guaranty, side letters, confirmations and all documents ancillary thereto that evidence a Transaction in the form approved by Buyer in writing in its sole discretion with any material modifications approved by Buyer in writing in its sole discretion (excluding provisions related to the advance rate or interest rate of such Transactions, which shall not be subject to Buyer review or approval).

“PMT Guaranty” means the guaranty, dated as of the Closing Date, made by Guarantor in favor of Buyer, guaranteeing payment to Buyer of all amounts owing to Buyer from Seller pursuant to this Agreement.

“PMH Pricing Side Letter” means the letter agreement, dated as of the Closing Date, among Buyer, Seller and the Guarantor as the same may be amended from time to time.

“PMH Subordination Agreement” means the Acknowledgment and Subordination Agreement, dated as of December 19, 2016, among Guarantor, Buyer, Seller, and Issuer, as amended, restated, supplemented or otherwise modified from time to time.

“Portfolio” means the Purchased MSR Portfolio.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate for such Transaction and (B) the Purchase Price for such Transaction, calculated daily on the basis of a 360 day year for the actual number of days during the period from the preceding MRA Payment Date to but excluding such date.

“Price Differential Statement Date” has the meaning set forth in Section 2.04.

“Pricing Rate” shall have the meaning set forth in the PMH Pricing Side Letter.

“Proceeds” means “proceeds” as defined in Section 9-102(a)(64) of the UCC.

“Program Agreements” means shall have the meaning set forth in the PC Repurchase Agreement.

“Prohibited Person” has the meaning set forth in Section 3.17 hereof.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” means, subject to the satisfaction of the conditions precedent set forth in Article V hereof, (i) the 25th day of such month (or, if such 25th day is not a Business Day, the next Business Day following such 25th day) or (ii) each calendar week, the second (2nd) Business Day of each such week (or if any such date is not a Business Day, the next succeeding Business Day) following one (1) Business Day’s written notice from Seller to Buyer, in each case on which a Transaction is entered into by Buyer pursuant to Section 2.02 or such other mutually agreed upon date as more particularly set forth on Exhibit A hereto.

“Purchase Price” means the price at which each Purchased Asset (or portion thereof) is transferred by Seller to Buyer, which shall equal:

(a)                                 on the Purchase Date, the product of (1) the Purchase Price Percentage and (2) the applicable Market Value; and

(b)                                 on any day after the Purchase Date, the amount determined under the immediately preceding clause (a) increased by the amount of any Margin Excess pursuant to Section 2.05(d) and decreased by the sum of (i) any Repurchase Price or any other amounts paid pursuant to Section 2.03, and (ii) the amounts transferred by the Seller to Buyer pursuant to Section 2.05(a).

“Purchase Price Percentage” has the meaning assigned to the term in the PMH Pricing Side Letter.

“Purchased Assets” means the collective reference to Purchased MSR Excess Spread PC together with the Repurchase Assets related to such Purchased MSR Excess Spread PC transferred by Seller to Buyer in a Transaction hereunder, listed on the related Asset Schedule attached to the related Transaction Notice.

“Purchased MSRs” means MSRs relating to the Purchased MSR Mortgage Loans and which are subject to PMH’s rights, as purchaser, under the Purchased MSR Excess Spread Participation Agreement, and as seller, under this Agreement.

“Purchased MSR Excess Spread” means the portion of the Servicing Fee relating to the Purchased MSR Portfolio and owing to PMH at the applicable Excess Spread Rate.

“Purchased MSR Excess Spread Participation Agreement” means the Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of December 19, 2016, between PLS, as seller, and PMH, as purchaser, as amended, restated, supplemented or otherwise modified from time to time.

“Purchased MSR Excess Spread PC” means the Participation Certificate issued pursuant to the Purchased MSR Excess Spread Participation Agreement which evidences the Participation Interest in the Excess Spread related to the Purchased MSRs.

“Purchased MSR Mortgage Loans” mean, the Mortgage Loans that are listed on Schedule I to the Purchased MSR Excess Spread PC, which may be in electronic form.

“Purchased MSR Portfolio” means the MSRs relating to the Purchased MSR Mortgage Loans.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, or any other person or entity with respect to the Purchased Assets or any other Repurchase Assets.

“Repurchase Assets” has the meaning set forth in Section 4.02(a).

“Repurchase Date” means the earlier of (i) the Termination Date or (ii) the date requested by Seller on which the Repurchase Price is paid pursuant to Section 2.03 hereof; provided, however, that the Repurchase Date shall not occur unless and until all Obligations (as defined in the PC Repurchase Agreement) related to the Participation Certificate due and owing to Issuer with respect to the related Purchased MSR Excess Spread have been paid in full under the PC Repurchase Agreement.

“Repurchase Price” means the price at which Purchased Assets are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price for such Purchased Assets and the accrued but unpaid Price Differential as of the date of such determination.

“Required Reserve Amount” means, with respect to any MRA Payment Date, the amounts estimated to be due and owing by Seller pursuant Sections 2.03, 2.04 or 2.05.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer or treasurer of such Person.  The Responsible Officers of Seller and Guarantor as of the Closing Date are listed on Schedule 3 hereto.

“Sanctions” has the meaning set forth in Section 3.17.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Seller” has the meaning given to such term in the preamble to this Agreement.

“Seller Termination Option” means (i) Buyer has or shall incur costs in connection with those matters provided for in Section 2.09 or 2.10 and (ii) Buyer requests that Seller pay to Buyer those costs in connection therewith.

“Servicer” means PLS in its capacity as the servicer or sub-servicer under the Ginnie Mae Contract in servicing the related Mortgage Loans, and any successor named servicer or subservicer appointed under the Ginnie Mae Contract.

“Servicing Contracts” means, the Ginnie Mae Contract and any and all instruments, agreements, invoices or other writings, which give rise to or otherwise evidence any of the MSRs.  Without limiting the generality of the foregoing, any reference herein to a “Servicing Contract” shall be deemed to include the Acknowledgment Agreement.

“Taxes” has the meaning assigned to such term in Section 2.09(a).

“Termination Date” has the meaning assigned to such term in the PMH Pricing Side Letter.

“Transaction” has the meaning assigned to such term in the recitals to this Agreement.

“Transaction Notice” has the meaning assigned to such term in Section 2.02.

“Trigger Event” has the meaning assigned thereto in the PMH Subordination Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“USDA” means the Rural Housing Service of the Rural Development Agency of the United States Department of Agriculture, or any successor.

“USDA Loan Guarantee Document” means a loan guarantee document issued by USDA in accordance with 7 CFR § 3555.107.

“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the mortgagor pursuant to the Servicemen’s Readjustment Act, as amended, restated, supplemented or otherwise modified from time to time.

“Weekly Report Date” has the meaning set forth in Section 6.03.

Section 1.02                             Other Defined Terms; Interpretation.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)                                     reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended or modified from time to time;

(ii)                                  all references to an “Article,” “Section,” “Schedule” or “Exhibit” are to an Article or Section hereof or to a Schedule or an Exhibit attached hereto;

(iii)                               defined terms in the singular shall include the plural and vice versa and the masculine, feminine or neuter gender shall include all genders;

(iv)                              the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v)                                 unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting;

(vi)                              in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein, the words “commencing on” mean “commencing on and including,” the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(vii)                           periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed and references in this Agreement to months and years shall be to months and calendar years unless otherwise specified;

(viii)                        accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP;

(ix)                              “including” and words of similar import will be deemed to be followed by “without limitation”;

(x)                                 references to any PMH Document (including this Agreement) and any other agreement shall be deemed a reference to such PMH Document or such PMH Document as it may be amended, restated, supplement or otherwise modified from time to time; and

(xi)                              references to any statute, law, rule or regulation shall be deemed a reference to such statute, law, rule or regulation as it may be amended or modified from time to time.

ARTICLE II

GENERAL TERMS

Section 2.01                             Transactions.  During the Commitment Period, and subject to the terms and conditions of this Agreement, Buyer agrees to enter into Transactions with Seller for the applicable Purchase Price. Seller may pay the Repurchase Price in whole or in part at any time during the Commitment Period, and additional Transactions may be entered into in accordance with the terms and conditions hereof.  Buyer’s obligation to enter into Transactions pursuant to the terms of this Agreement shall terminate on the Termination Date.  Notwithstanding the foregoing, Buyer shall have no commitment or obligation to enter into Transactions to the extent the Purchase Price of such Transaction exceeds the Asset Base (determined after giving effect to such proposed purchase).

Section 2.02                             Procedure for Entering into Transactions.  (a) Seller may enter into Transactions with Buyer during the Commitment Period on any Purchase Date; provided, that Seller shall have given Buyer irrevocable notice (each, a “Transaction Notice”), which notice (i) shall be substantially in the form of Exhibit A hereto, (ii) shall be signed by a Responsible Officer of Seller and be received by Buyer prior to 1:00 p.m. (New York time) one (1) Business Day prior to the related Purchase Date, and (iii) shall specify (A) the Dollar amount of the requested Purchase Price, (B) the requested Purchase Date, and (C) the information required to be included in the Asset Schedule with respect to the Participation Certificate and/or Purchased MSR Mortgage Loans subject of such Transaction in mutually acceptable electronic form.  Each Transaction Notice on any Purchase Date shall be in an amount equal to at least $25,000.

(b)                                 If Seller shall deliver to Buyer a Transaction Notice that satisfies the requirements of Section 2.02(a), Buyer will notify Seller prior to the requested Purchase Date of its intent to remit the requested Purchase Price.  If all applicable conditions precedent set forth in Article V have been satisfied on or prior to the Purchase Date, then subject to the foregoing, on the Purchase Date, Buyer shall pay the Purchase Price to Seller in Dollars and in immediately available funds to the account specified by Seller.

(c)                                  Upon entering into each Transaction hereunder, the Asset Schedule shall be automatically updated to include each of the Assets listed on the Asset Schedule attached to the Transaction Notice.

Section 2.03                             Repurchase; Payment of Repurchase Price.  (a) Seller hereby promises to repurchase the Purchased Assets and pay all outstanding Obligations on the related Repurchase Date.

(b)                                 Without limiting the foregoing, on each MRA Payment Date, Seller shall sweep all amounts received with respect to the Excess Spread to the Dedicated Account in accordance with Section 6.12 hereof to be applied in accordance with Section 2.07 hereof.

(c)                                  Seller may, at its option, prepay the Purchase Price in whole or in part at any time, together with accrued and unpaid Price Differential on the amount so prepaid, together with any breakage costs incurred by the Seller in connection with such prepayment.

Section 2.04                             Price Differential.  (a)  On each MRA Payment Date, Seller hereby promises to pay to Buyer all accrued and unpaid Price Differential on the Transactions, as invoiced by Buyer two (2) Business Days prior to the related MRA Payment Date (the “Price Differential Statement Date”); provided that if Buyer fails to deliver such statement on the Price Differential Statement Date, on such MRA Payment Date Seller shall pay the amount which Seller calculates as the Price Differential due and upon delivery of the statement, Seller shall remit to Buyer any shortfall, or Buyer shall refund to Seller any excess, in the Price Differential paid.  Price Differential shall accrue each day on the Purchase Price at a rate per annum equal to the Pricing Rate.

(b)                                 In addition to the payment of the Price Differential, on each MRA Payment Date, Seller hereby promises to pay to Buyer all accrued and unpaid amounts representing Expenses, if any.

Section 2.05                             Margin Maintenance.  (a) If at any time the aggregate outstanding amount of the Purchase Price exceeds the Asset Base in effect at such time, as determined on each Interim Payment Date after taking into account any Transaction being effected on such date (such excess, a “Margin Deficit”), then Buyer may by notice to Seller require Seller to eliminate the Margin Deficit (such requirement, a “Margin Call”) by effecting the transfer of cash to Buyer or the inclusion of additional Mortgage Loans to the Purchased MSR Mortgage Loans.

(b)                                 Notice delivered pursuant to Section 2.05(a) may be given by any written or electronic means.  With respect to a Margin Call, any notice given before 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day.  With respect to a Margin Call, any notice given after 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the second (2nd) Business Day following the date of such notice.  The foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”.  The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date.  Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

(c)                                  In the event that a Margin Deficit exists, Buyer may retain any funds received by it to which Seller would otherwise be entitled hereunder, which funds (i) may be held by Buyer against the related Margin Deficit or (ii) may be applied by Buyer against the Purchase Price.  Notwithstanding the foregoing, Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 2.05.

(d)                                 If at any time the aggregate outstanding amount of the Asset Base in effect at such time exceeds the Purchase Price, as determined on each Interim Payment Date after taking into account any Transaction being effecting on such date (such excess, a “Margin Excess”), then on any Purchase Date on which such Margin Excess exists, Seller may deliver a Transaction Notice to Buyer and request Buyer to make a payment in Dollars in the amount of such Margin Excess.

Section 2.06                             Payment Procedure.  Seller shall deposit or cause to be deposited all amounts constituting collection, payments and proceeds of Assets (including, without limitation, all fees and proceeds of sale) in the Dedicated Account.  Seller absolutely, unconditionally, and irrevocably, shall make, or cause to be made, all payments required to be made by Seller hereunder whether or not sufficient amounts are on deposit in the Dedicated Account.

Section 2.07                             Net Payments.  On each MRA Payment Date, Seller shall pay all amounts due and owing under Sections 2.03, 2.04 or 2.05; however, (i) prior to the occurrence of an Event of Default (as such term is defined in the PC Repurchase Agreement) and (ii) provided that all Obligations (as defined in the PC Repurchase Agreement) related to the Participation Certificate due and owing to the Issuer with respect to the related Purchased MSR Excess Spread have been paid in full under the PC Repurchase Agreement, such payments shall be netted against amounts otherwise distributable to Seller hereunder or under the Participation Agreement, and such payment obligation shall be deemed paid and satisfied upon the payment of the Net Payment Amount for such MRA Payment Date.

Section 2.08                             Recourse.  Notwithstanding anything else to the contrary contained or implied herein or in any other PMH Document, Buyer shall have full, unlimited recourse against Seller and Guarantor and their respective assets in order to satisfy the Obligations.

Section 2.09                             Taxes.  (a) Any and all payments by Seller or Guarantor under or in respect of this Agreement or any other PMH Documents to which Seller or Guarantor is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law.  If Seller or Guarantor shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other PMH Documents to Buyer (including for purposes of this Section 2.09, any assignee, successor or participant), (i) Seller or Guarantor, as applicable, shall make all such deductions and withholdings in respect of Taxes, (ii) Seller or Guarantor, as applicable, shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental

Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller or Guarantor, as applicable, shall be increased as may be necessary so that after Seller or Guarantor, as applicable, has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.09) such Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes.  For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Buyer, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Buyer is organized, or any political subdivision thereof, unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other PMH Documents (in which case such Taxes will be treated as Non-Excluded Taxes).

(b)                                 In addition, Seller and Guarantor hereby agree to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other PMH Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other PMH Document (collectively, “Other Taxes”).

(c)                                  Seller and Guarantor hereby agree to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable by Seller or Guarantor, as applicable, under this Section 2.09 imposed on or paid by such Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.  The indemnity by Seller and Guarantor provided for in this Section 2.09 shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted.  Amounts payable by Seller and Guarantor under the indemnity set forth in this Section 2.09(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor.

(d)                                 Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 2.09 shall survive the termination of this Agreement and the other PMH Documents.  Nothing contained in this Section 2.09 shall require any Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

Section 2.10                             Indemnity.  The Seller agrees to indemnify the Buyer and to hold the Buyer harmless from any loss or expense that the Buyer may sustain or incur as a consequence of (i) a default by the Seller in payment when due of the Repurchase Price, Margin Deficit or Price Differential or (ii) a default by the Seller in making any prepayment of Repurchase Price after the Seller has given a notice thereof in accordance with Section 2.03.

Section 2.11                             Dedicated Account.  Amounts received on account of Excess Spread shall promptly, in any event within two (2) Business Days after receipt, be deposited in the Dedicated Account.  Upon the Termination Date and the payment of all amounts due by Seller hereunder, all amounts on deposit in the Dedicated Account with respect to the Excess Spread shall be remitted to Seller.

Section 2.12                             Reserved.

Section 2.13                             Addition, Removal and Replacement of Portfolio Mortgage Loans.

(a)                                 From time to time in accordance with the Purchased MSR Excess Spread Participation Agreement, Purchased MSR Mortgage Loans may be added to the Portfolio of the Purchased MSR Excess Spread PC in connection with a new confirmation being entered into thereunder.  The Seller may elect to enter into a new Transaction under this Agreement with respect to such additional Mortgage Loans in accordance with Section 2.02 hereof.

(b)                                 In addition, from time to time, Purchased MSR Mortgage Loans may be removed or replaced from the Portfolio of Mortgage Loans related to the Purchased MSR Excess Spread Participation Agreement in accordance with the terms of Article IV thereof.  The Buyer and Seller shall cooperate to promptly update Schedule I to the Purchased MSR Excess Spread PC in connection with any such removal or replacement.

Section 2.14                             Termination.  (a) Notwithstanding anything to the contrary set forth herein, if a Seller Termination Option occurs, Seller may, upon five (5) Business Days’ prior notice of such event, terminate this Agreement and the Termination Date shall be deemed to have occurred (upon the expiration of the five (5) Business Days).

(b)                                 In the event that a Seller Termination Option as described in clause (a) of the definition thereof has occurred and Seller has notified Buyer of its option to terminate this Agreement, Buyer shall have the right to withdraw such request for payment within three (3) Business Days of Seller’s notice of its exercise of the Seller Termination Option and Seller shall no longer have the right to terminate this Agreement.

(c)                                  Seller shall remain responsible for all costs incurred by Buyer pursuant to Section 2.09 hereunder and any cost or expenses incurred by Buyer under the Indenture.

Section 2.15                             PC Repurchase Agreement.  Seller hereby agrees and acknowledges that any Transaction entered into pursuant to this Agreement is (i) subject to Buyer’s transfer of the Purchased MSR Excess Spread PC to Issuer, and the related pledge of the Purchased MSR Excess Spread to Issuer, pursuant to the PC Repurchase Agreement, and (ii) subject to and subordinate to (A) Issuer’s rights under the PC Repurchase Agreement and (B) Issuer’s security interest in the Purchased MSR Excess Spread and the Purchased MSR Excess Spread PC and rights under the PMH Subordination Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of Seller and Guarantor represents and warrants to Buyer as of the Closing Date and as of each Purchase Date for any Transaction that:

Section 3.01                             Seller and Guarantor Existence.  Each of Seller and Guarantor has been duly organized and is validly existing and in good standing under the laws of its state of formation.

Section 3.02                             Licenses.  Each of Seller and Guarantor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws.  Seller has the requisite power and authority and legal right to own, sell and grant a lien on all of its right, title and interest in and to the Assets.  Each of Seller and Guarantor has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each PMH Document and any Transaction Notice.

Section 3.03                             Power.  Each of Seller and Guarantor has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

Section 3.04                             Due Authorization.  Each of Seller and Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the PMH Documents, as applicable.  This Agreement, any Transaction Notice and the PMH Documents have been (or, in the case of PMH Documents and any Transaction Notice not yet executed, will be) duly authorized, executed and delivered by Seller and Guarantor, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller and Guarantor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

Section 3.05                             No Event of Default.  There exists no Event of Default under Section 7.01 hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 7.03 hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

Section 3.06                             Solvency.  Each of Seller and Guarantor is solvent and will not be rendered insolvent by any Transaction (including the inclusion therein of any Purchased MSR Excess Spread by Seller) and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business.  Neither Seller nor Guarantor intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets.  Seller is not selling and/or pledging any Repurchase Assets with any intent to hinder, delay or defraud any of its creditors.

Section 3.07                             No Conflicts.  The execution, delivery and performance by each of Seller and Guarantor of this Agreement, any Transaction Notice hereunder and the PMH Documents do not conflict with any term or provision of the organizational documents of Seller or Guarantor or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller or Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller or Guarantor, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement, obligation or Servicing Contract to which Seller or Guarantor is a party.

Section 3.08                             True and Complete Disclosure.  All information, reports, exhibits, schedules, financial statements or certificates of Seller, Guarantor or any Affiliate thereof or any of their officers furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of Seller, Guarantor or any Affiliate thereof or officer thereof, negotiation, preparation, or delivery of the PMH Documents are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

Section 3.09                             Approvals.  No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under Applicable Law in connection with the execution, delivery and performance by Seller or Guarantor of this Agreement, any Transaction Notice and the PMH Documents.

Section 3.10                             Ownership.  (a) Seller has good title to all of the Repurchase Assets, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created hereby or contemplated herein.

(b)                                 Each item of the Repurchase Assets was acquired by Seller in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person.

(c)                                  Except as provided in the PMH Subordination Agreement, there are no agreements or understandings between Seller and any other party which would modify, release, terminate or delay the attachment of the security interests granted to Buyer under this Agreement.

(d)                                 The provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Repurchase Assets.

(e)                                  Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party” and Seller as “Debtor”, and describing the Repurchase Assets, in the recording offices of the Secretary of State of Delaware the security interests granted hereunder in the Repurchase Assets will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Repurchase Assets which can be perfected by filing under the Uniform Commercial Code.

Section 3.11                             Reserved.

Section 3.12                             Investment Company.  Neither Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act; provided, however, that any entity that is under the management of PNMAC Capital Management LLC in its capacity as an “investment adviser” within the meaning of the Investment Advisers Act of 1940 and is otherwise not directly or indirectly owned or controlled by Seller shall not be deemed a “Subsidiary” for the purposes of this Section 3.12.

Section 3.13                             Chief Executive Office; Jurisdiction of Organization.  On the Closing Date, Seller’s chief executive office, is, and has been, located at 3043 Townsgate Road, Westlake Village, CA 91361.  On the date hereof, Seller’s jurisdiction of organization is the State of Delaware.  Seller shall provide Buyer with thirty (30) days advance notice of any change in Seller’s principal office or place of business or jurisdiction.  Seller has no trade name.  During the preceding five (5) years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 3.14                             Location of Books and Records.  The location where Seller keeps its books and records, including all computer tapes and records relating to the Repurchase Assets is its chief executive office.

Section 3.15                             ERISA.  Each Plan to which Seller, Guarantor or their Subsidiaries make direct contributions, and, to the knowledge of Seller and Guarantor, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

Section 3.16                             Plan Assets.  Neither Seller nor Guarantor is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets and Repurchase Assets are not “plan assets” within the meaning of 29 CFR § 2510.3 101 as amended by Section 3(42) of ERISA, in Seller’s or Guarantor’s hands, and transactions by or with Seller or Guarantor are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

Section 3.17                             No Prohibited Persons.  Neither Seller nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person):  (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; (iv) that is (1) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”) or (2) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (v) above are herein referred to as a “Prohibited Person”).

Section 3.18                             Compliance with 1933 Act.  Neither Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Participation Certificate, any interest in the Participation Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Participation Certificate, any interest in the Participation Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Participation Certificate, any interest in the Participation Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Participation Certificate under the 1933 Act or which would render the disposition of the Participation Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

ARTICLE IV

CONVEYANCE; REPURCHASE ASSETS; SECURITY INTEREST

Section 4.01                             Ownership.  Upon payment (or deemed payment) of the Purchase Price, Buyer shall become the sole owner of the Purchased Assets and related Repurchase Assets, free and clear of all liens and encumbrances, but subject to the rights of Ginnie Mae pursuant to the Acknowledgment Agreement with Ginnie Mae.

Section 4.02                             Security Interest.  (a) Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Repurchase Assets”:

(i)                                     all Assets identified on an Asset Schedule or Schedule 2 hereto;

(ii)                                  all amounts due in respect of the Participation Certificate and the related Participation Agreement identified on Schedule 2 hereto;

(iii)                               all records, instruments or other documentation evidencing any of the foregoing;

(iv)                              all “general intangibles,” “accounts,” “chattel paper,” “securities accounts,” “investment property,” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including, without limitation, all of Seller’s rights, title and interest in and under the Participation Agreements); and

(v)                                 any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

(b)                                 Seller and Buyer hereby assigns, pledges, conveys and grants a security interest in all of its right, title and interest in, to and under the Repurchase Assets to Buyer to secure the Obligations.  Seller agrees to mark its computer records and tapes to evidence the interests granted to Buyer hereunder.

(c)                                  The parties acknowledge that Ginnie Mae has certain rights under the Acknowledgment Agreement, including the right to cause the Seller to transfer servicing to Buyer or Buyer’s designee under certain circumstances as more particularly set forth therein.  The parties acknowledge that, to the extent that Ginnie Mae exercises its rights to cause Seller to transfer the MSRs and Excess Spread without the requirement of payment therefor, such transfer shall be deemed a transfer in exchange for debt forgiveness by Buyer in an amount equal to the lesser of (x) the fair market value of such Excess Spread and (y) the outstanding balance of the Repurchase Price attributable to such Excess Spread, each as determined by the Buyer.

(d)                                 Seller and Buyer hereby acknowledge and agree that the Buyer has sold and/or pledged its rights to the Repurchase Assets hereunder to the Issuer pursuant to the PC Repurchase Agreement, and Seller acknowledges the Lien as more particularly set forth in the PC Repurchase Agreement.

(e)                                  The foregoing provisions of this Section are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and the Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Section 4.03                             Further Documentation.  At any time and from time to time, upon the written request of Buyer, and at the sole expense of Seller, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the Liens created hereby.

Section 4.04                             Limited Pledge of Ginnie Mae Servicing.  Buyer acknowledges and agrees that (x) the Seller is entitled to Excess Spread with respect to a given mortgage pool only so long as Buyer is a Ginnie Mae-approved issuer; (y) upon the Buyer’s loss of such approved issuer status, all rights to any servicing income related to a given mortgage pool also terminate; and (z) the pledge of the Seller’s rights to Excess Spread conveys no rights (such as a right to become a substitute servicer or issuer) that are not otherwise specifically provided for in the Ginnie Mae Guide, provided that this sentence shall automatically be deemed amended or modified if and to the extent Ginnie Mae amends the Ginnie Mae Guide, the applicable Acknowledgment Agreement, if any, or published announcements and provided further that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the applicable Acknowledgment Agreement):

The property subject to the security interest reflected in this instrument includes all of the right, title and interest of PennyMac Holdings, LLC (“Debtor”) in certain mortgages and/or participation interests related to such mortgages (“Pooled Mortgages”) and all right, title and interest of PennyMac Holdings, LLC in such Pooled Mortgages, and pooled under the mortgage-backed securities program of the Government National Mortgage Association (“Ginnie Mae”), pursuant to Section 306(g) of the National Housing Act, 12 U.S.C. § 1721(g);

To the extent that the security interest reflected in this instrument relates in any way to the Pooled Mortgages, such security interest is subject and subordinate to all rights, powers and prerogatives of Ginnie Mae, whether now existing or hereafter arising, under and in connection with:  (i) 12 U.S.C. § 1721(g) and any implementing regulations; (ii) the terms and conditions of that certain Acknowledgment Agreement, with respect to the Security Interest, by and among Ginnie Mae, Debtor and PNMAC GMSR ISSUER TRUST; (iii) applicable Guaranty Agreements and contractual agreements between Ginnie Mae and the Debtor; and (iv) the Ginnie Mae Guide and other applicable guides; and

such rights, powers and prerogatives of Ginnie Mae include, but are not limited to, Ginnie Mae’s right, by issuing a letter of extinguishment to Debtor, to effect and complete the extinguishment of all redemption, equitable, legal or other right, title or interest of the Debtor in the Pooled Mortgages, in which event the security interest as it relates in any way to the Pooled Mortgages shall instantly and automatically be extinguished as well.

Section 4.05                             Changes in Locations, Name, etc.  Seller shall not (a) change the location of its chief executive office/chief place of business from that specified in Section 3.13 or (b) change its name or identity, unless it shall have given Buyer at least thirty (30) days’ prior written notice thereof and shall have delivered to Buyer all Uniform Commercial Code financing statements and amendments thereto as Buyer shall request and taken all other actions deemed necessary by Buyer to continue its perfected status in the Repurchase Assets with the same or better priority.

Section 4.06                             Buyer’s Appointment as Attorney-in-Fact.  (a)  Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion if an Event of Default shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller to do the following:

(i)                                     in the name of Seller or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Repurchase Asset whenever payable;

(ii)                                  to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;

(iii)                               request distribution to Buyer of a portion of any sale proceeds or any applicable contract termination fees related to Excess Spread arising from the sale or termination of such MSRs and remaining after satisfaction of Seller’s relevant obligations to Ginnie Mae, including costs and expenses related to any such sale or transfer of such MSRs and other amounts due for unmet obligations of Seller to Ginnie Mae under the Ginnie Mae Guide that have been allocated to Seller pursuant to the Participation Agreement; and

(iv)                              (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Asset; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Repurchase Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any portion thereof and to enforce any other right in respect of any Repurchase Assets; (E) to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.

(b)                                 Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all Obligations have been paid in full and this Agreement is terminated.

(c)                                  Seller also authorizes Buyer, at any time and from time to time, to execute, in connection with any sale provided for in Section 4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

(d)                                 The powers conferred on Buyer are solely to protect Buyer’s interests in the Repurchase Assets and shall not impose any duty upon Buyer to exercise any such powers.  Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Buyer nor any of its officers, directors, or employees shall be responsible to Seller for any act or failure to act hereunder, except for Buyer’s own gross negligence or willful misconduct.

Notwithstanding anything to the contrary herein or any of the other PMH Documents, any appointment set forth in this Section 4.06 shall be subject to the Servicing Contracts and Acknowledgment Agreement entered into with Ginnie Mae.

Section 4.07                             Performance by Buyer of Seller’s Obligations. If Seller fails to perform or comply with any of its agreements contained in the PMH Documents and Buyer may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable (under the circumstances) out-of-pocket expenses of Buyer actually incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Pricing Rate shall be payable by Seller to Buyer on demand and shall constitute Obligations.  Such interest shall be computed on the basis of the actual number of days in the Commitment Period and a 360-day year.

Section 4.08                             Proceeds.  If an Event of Default shall occur and be continuing, (a) all proceeds of Repurchase Assets received by Seller consisting of cash, checks and other liquid assets readily convertible to cash items shall be held by Seller in trust for Buyer, segregated from other funds of Seller, and shall forthwith upon receipt by Seller be turned over to Buyer in the exact form received by Seller (duly endorsed by Seller to Buyer, if required) and (b) any and all such proceeds received by Buyer (whether from Seller or otherwise) may, in the sole discretion of Buyer, be held by Buyer as collateral security for, and/or then or at any time thereafter may be applied by Buyer against, the Obligations (whether matured or unmatured), such application to be in such order as Buyer shall elect.  Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be paid over to Seller or to whomsoever may be lawfully entitled to receive the same.  Notwithstanding anything to the contrary herein or in any of the other PMH Documents, the remedies set forth in this Section 4.08 shall be subject to the applicable Servicing Contracts and the Acknowledgement Agreement entered into with Ginnie Mae.

Section 4.09                             Remedies.  If an Event of Default shall occur and be continuing, Buyer may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code (including without limitation, Buyer’s rights to a strict foreclosure under Section 9-620 of the Uniform Commercial

Code).  Without limiting the generality of the foregoing, Buyer may seek the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of Seller or any of Seller’s property.  Without limiting the generality of the foregoing, Buyer may terminate a Participation Interest in accordance with the applicable Participation Agreement.  Without limiting the generality of the foregoing, Buyer without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required under this Agreement or by law referred to below) to or upon Seller or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Repurchase Assets, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Repurchase Assets or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of Buyer or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Buyer shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Repurchase Assets so sold, free of any right or equity of redemption in Seller, which right or equity is hereby waived or released.  Seller further agrees, at Buyer’s request, to assemble the Repurchase Assets and make it available to Buyer at places which Buyer shall reasonably select, whether at Seller’s premises or elsewhere.  Buyer shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable (under the circumstances) out-of-pocket costs and expenses of every kind actually incurred therein or incidental to the care or safekeeping of any of the Repurchase Assets or in any way relating to the Repurchase Assets or the rights of Buyer hereunder, including without limitation reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Buyer may elect, and only after such application and after the payment by Buyer of any other amount required or permitted by any provision of law, including without limitation Section 9-615 of the Uniform Commercial Code, need Buyer account for the surplus, if any, to Seller.  To the extent permitted by Applicable Law, Seller waives all claims, damages and demands it may acquire against Buyer arising out of the exercise by Buyer of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Buyer.  If any notice of a proposed sale or other disposition of Repurchase Assets shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.  Seller shall remain liable for any deficiency (plus accrued interest thereon as contemplated herein) if the proceeds of any sale or other disposition of the Repurchase Assets are insufficient to pay the Obligations and the fees and disbursements in amounts reasonable under the circumstances, of any attorneys employed by Buyer to collect such deficiency.  Notwithstanding anything to the contrary herein or in any of the other PMH Documents, the remedies set forth in this Section 4.09 shall be subject to the applicable Servicing Contracts and the Acknowledgment Agreement entered into with Ginnie Mae.

Section 4.10                             Limitation on Duties Regarding Preservation of Repurchase Assets.  Buyer’s duty with respect to the custody, safekeeping and physical preservation of the Repurchase Assets in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Buyer deals with similar property for its own account.  Neither Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Repurchase Assets or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Repurchase Assets upon the request of Seller or otherwise.

Section 4.11                             Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Repurchase Assets are irrevocable and powers coupled with an interest.

Section 4.12                             Release of Security Interest.  Upon the latest to occur of (a) the repayment to Buyer of all Obligations and the performance of all obligations under the PMH Documents, and (b) the occurrence of the Termination Date, Buyer shall release its security interest in any remaining Repurchase Assets hereunder and shall promptly execute and deliver to Seller such documents or instruments as Seller shall reasonably request to evidence such release; provided, that such release shall not be required until such time as the Acknowledgment Agreement is terminated.

Section 4.13                             Reinstatement.  All security interests created by this Article IV shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation of Seller or Guarantor is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller or Guarantor or any substantial part of its property, or otherwise, all as if such release had not been made.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01                             Initial Transaction.  The obligation of Buyer to enter into Transactions with the Seller hereunder is subject to the satisfaction, immediately prior to or concurrently with the entering into such Transaction, of the condition precedent that Buyer shall have received all of the following items, each of which shall be satisfactory to Buyer and its counsel in form and substance:

(a)                                 PMH Documents.  The PMH Documents, in all instances duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(b)                                 Security Interest.  Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Assets and Repurchase Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(c)                                  Organizational Documents.  A certificate of the corporate secretary of each of Seller and Guarantor in form and substance acceptable to Buyer, attaching certified copies of Seller’s and Guarantor’s charter, bylaws and corporate resolutions approving the PMH Documents and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the PMH Documents.

(d)                                 Good Standing Certificate.  A certified copy of a good standing certificate from the jurisdiction of organization of Seller and Guarantor, dated as of no earlier than the date 10 Business Days prior to the Closing Date.

(e)                                  Incumbency Certificate.  An incumbency certificate of the corporate secretary of each of Seller and Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the PMH Documents.

(f)                                   Participation Agreements.  Fully executed copies of the Participation Agreement.

(g)                                  Fees.  Payment of any fees to the Buyer hereunder.

Section 5.02                             All Transactions.  The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(a)                                 Due Diligence Review.  Without limiting the generality of Section 10.08 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Assets and Seller and Guarantor.

(b)                                 Transaction Notice and Asset Schedule.  In accordance with Section 2.02 hereof, Buyer shall have received from Seller a Transaction Notice with an updated Asset Schedule which includes Assets related to a proposed Transaction hereunder on such Business Day.

(c)                                  No Margin Deficit.  After giving effect to each new Transaction, the aggregate outstanding amount of the Purchase Price shall not exceed the Asset Base then in effect.

(d)                                 No Default.  No Default or Event of Default shall have occurred and be continuing.

(e)                                  Requirements of Law.  Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into any Transaction.

(f)                                   Representations and Warranties.  Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each PMH Document shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(g)                                  Assets.  Buyer shall have received a copy of the Participation Agreement, which Buyer shall have determined, prior to entering into the first Transaction related to an Asset that relates to such Participation Agreement, is in form and substance satisfactory to Buyer in its sole discretion.

(h)                                 Participation Certificate.  Buyer shall have received the original Participation Certificate registered into the name of the Buyer.

(i)                                     Financing Statements.  All financing statements and other documents required to be recorded or filed in order to perfect the Buyer’s security interest in such Assets, and protect such Assets and the other related Assets against all creditors of, and purchasers from, Seller and all other Persons whatsoever have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

(j)                                    PC Repurchase Agreement.  All conditions to the Buyer entering into a related transaction with the Issuer under the PC Repurchase Agreement have been satisfied.

ARTICLE VI

COVENANTS

Seller covenants and agrees that until the payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, shall have occurred:

Section 6.01                             Financial Covenants.  Seller shall at all times comply with all financial covenants and/or financial ratios set forth in Section 2 of the PMH Pricing Side Letter.

Section 6.02                             Prohibition of Fundamental Changes.  Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided that Seller may merge or consolidate with (a) any wholly owned subsidiary of Seller, or (b) any other Person if Seller is the surviving entity; and provided further, that if after giving effect thereto, no Default would exist hereunder.

Section 6.03                             Weekly Reporting.  Seller shall at all times maintain a current list (which may be stored in electronic form) of all Assets.  Seller shall deliver to Buyer on the third (3rd) Business Day of each week (the “Weekly Report Date”) a cumulative Asset Schedule as of the last Business Day of the preceding week, each of which, when so delivered, shall replace the current Asset Schedule and which may be delivered in electronic form.  As of each Weekly Report Date, Seller hereby certifies, represents and warrants to Buyer that each such updated Asset Schedule is true, complete and correct in all material respects.

Section 6.04                             No Adverse Claims.  Seller warrants and will defend the right, title and interest of Buyer in and to all Purchased Assets and the related Repurchase Assets against all adverse claims and demands.

Section 6.05                             Assignment.  Except as permitted herein, Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or any interest therein, provided that this Section 6.04 shall not prevent any transfer of Purchased Assets in accordance with the Program Agreements.

Section 6.06                             Security Interest.  Seller shall do all things necessary to preserve the Purchased Assets and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder.  Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets or the related Repurchase Assets to comply with all applicable rules, regulations and other laws.  Seller will not allow any default for which Seller is responsible to occur under any Purchased Assets or the related Repurchase Assets or any PMH Document and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Assets or the related Repurchase Assets and any Program Agreement.

Section 6.07                             Records.  (a) Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets and the related Repurchase Assets in accordance with industry custom and practice for assets similar to the Purchased Assets and the related Repurchase Assets, including those maintained pursuant to Section 6.08, and all such Records shall be in Seller’s possession unless Buyer otherwise approves.  Seller will not allow any such papers, records or files that are an original or an only copy to leave Seller’s possession.  Seller will maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and the related Repurchase Assets and preserve them against loss.

(b)                                 For so long as Buyer has an interest in or lien on any Purchased Assets or Repurchase Assets, Seller will hold or cause to be held all related Records in trust for Buyer.  Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

(c)                                  Upon reasonable advance notice from Buyer, Seller shall (x) make any and all such Records available to Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

Section 6.08                             Books.  Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Buyer.

Section 6.09                             Material Change in Business.  Neither Seller nor Guarantor shall make any material change in the nature of its business as carried on at the Closing Date.

Section 6.10                             Applicable Law.  Seller and Guarantor shall comply with the requirements of all Applicable Laws of any Governmental Authority.

Section 6.11                             Existence.  Each of Seller and Guarantor shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

Section 6.12                             Collections on Purchased MSR Excess Spread.  So long as no Event of Default (as such term is defined in the PC Repurchase Agreement) has occurred, Seller shall be permitted to offset, net, withdraw or direct the withdrawal or remittance of any amounts which have been or are to be deposited into the Dedicated Account provided that prior to any offset, net, withdraw or direct the withdrawal or remittance of any such amounts, Seller shall deposit funds into the Dedicated Account until the amounts on deposit therein are at least equal to the Required Reserve Amount for the next succeeding MRA Payment Date.  Upon the occurrence of an Event of Default (as such term is defined in the PC Repurchase Agreement), Seller shall be required to deposit or cause to be deposited all amounts constituting Collections and payments and proceeds of Assets (including, without limitation, all fees and proceeds of sale) in the Dedicated Account in accordance with Sections 5.03(a) of the Purchased MSR Excess Spread Participation Agreement without exercising any right of offset, netting or withdrawal.  Any remittances to the Dedicated Account pursuant to this Section 6.12 shall only occur to the extent that such funds are free and clear of any Ginnie Mae rights or other restrictions on transfer set forth in the Servicing Contracts.

Section 6.13                             Chief Executive Office; Jurisdiction of Organization.  Seller shall not move its chief executive office from the address referred to in Section 3.13 or change its jurisdiction of organization from the jurisdiction referred to in Section 3.13 unless it shall have provided Buyer at least thirty (30) days’ prior written notice of such change.

Section 6.14                             Taxes.  Seller and Guarantor shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

Section 6.15                             True and Correct Information.  All required financial statements, information and reports delivered by Seller and Guarantor to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

Section 6.16                             No Pledge.  Except as contemplated herein, neither Seller nor Guarantor shall pledge, grant a security interest or assign any existing or future rights to service any of the Repurchase Assets or to be compensated for servicing any of the Repurchase Assets, or pledge or grant to any other Person any security interest in any Assets.

Section 6.17                             Plan Assets.  Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller shall not use “plan assets” within the meaning of 29 CFR § 2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder.  Transactions to or with Seller or Guarantor shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

Section 6.18                             Sharing of Information.  Seller and Guarantor shall allow Buyer to exchange information related to Seller and Guarantor and the Transactions hereunder with noteholders or other third party lenders or investors and Seller and Guarantor shall permit each such person to share such information with Buyer.

Section 6.19                             No Modification of the Participation Agreements.  Seller shall not consent, with respect to the Participation Agreement to (i) the modification, amendment or termination of such Participation Agreement, (ii) the waiver of any provision of such Participation Agreement or (iii) the assignment, transfer, or material delegation of any of its rights or obligations, under the Participation Agreement, without the prior written consent of (a) Buyer, exercised in Buyer’s sole discretion, and (b) during the term of the PC Repurchase Agreement, the Issuer, exercised at the written direction of the Indenture Trustee on behalf of the Noteholders.

ARTICLE VII

DEFAULTS/RIGHTS AND REMEDIES OF BUYER UPON DEFAULT

Section 7.01                             Events of Default.  Each of the following events or circumstances shall constitute an “Event of Default”:

(a)                                 Payment Failure.  Failure of Seller (which failure continues for a period of two (2) Business Days following written notice (which may be in electronic form) from Buyer) to (i) make any payment of Price Differential or Repurchase Price or any other sum which has become due, on an MRA Payment Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, or (ii) cure any Margin Deficit when due pursuant to Section 2.05 hereof.

(b)                                 Assignment.  Assignment or attempted assignment by Seller or Guarantor of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Assets or Repurchase Assets to any person other than Buyer.

(c)                                  Insolvency.  An Act of Insolvency shall have occurred with respect to Seller, Guarantor or any Affiliate thereof.

(d)                                 Immediate Breach of Representation or Covenant or Obligation.  A breach by Seller of any of the representations, warranties or covenants or obligations set forth in Sections 3.01 (Seller and Guarantor Existence), 3.06 (Solvency), 6.02 (Prohibition of Fundamental Changes), 6.11 (Existence), 6.16 (No Pledge), or 6.17 (Plan Assets) of this Agreement.

(e)                                  Additional Breach of Representation or Covenant.  A material breach by Seller or Guarantor of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 7.01(d) above), if such breach is not cured within thirty (30) days.

(f)                                   Guarantor Breach.  A breach by Guarantor of any material representation, warranty or covenant set forth in the PMT Guaranty or any other PMH Document if such breach is not cured within thirty (30) days, any “event of default” by Guarantor under the PMH Guaranty, any repudiation of the PMT Guaranty by Guarantor, or if the PMT Guaranty is not enforceable against Guarantor.

(g)                                  Change in Control.  The occurrence of a Change in Control.

(h)                                 Government Action.  Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, Guarantor or any Affiliate thereof, or shall have taken any action to displace the management of Seller, Guarantor or any Affiliate thereof or to curtail its authority in the conduct of the business of Seller, Guarantor or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller, Guarantor or Affiliate thereof as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this subparagraph (h) shall not have been discontinued or stayed within thirty (30) days.

(i)                                     Inability to Perform.  A Responsible Officer of Seller or Guarantor shall admit its inability to, or its intention not to, perform any of Seller’s Obligations or Guarantor’s obligations hereunder or the PMT Guaranty.

(j)                                    Security Interest.  This Agreement shall for any reason cease to create a valid security interest in any material portion of the Repurchase Assets purported to be covered hereby.

(k)                                 Financial Statements.  Seller’s or Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or Guarantor as a “going concern” or a reference of similar import.

(l)                                     Validity of Agreement.  For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or Seller or any Affiliate of Seller shall seek to disaffirm, terminate, limit or reduce its obligations hereunder or Guarantor’s obligations under the PMT Guaranty.

(m)                             Improper Transfer of Participation Certificate.  Except pursuant to the PC Repurchase Agreement, Seller sells and/or contributes the Participation Certificate to any Person other than the Buyer.

(n)                                 Trigger Event. A Trigger Event shall have occurred and Seller shall have failed to repay the Purchase Price on account of all Purchased MSR Excess Spread that constitutes Repurchase Assets within three (3) Business Days thereof.

Section 7.02                             No Waiver.  An Event of Default shall be deemed to be continuing unless expressly waived by the Buyer in writing.

Section 7.03                             Due and Payable.  Upon the occurrence of any Event of Default which has not been waived in writing by Buyer, Buyer may, by notice to Seller, declare all Obligations to be immediately due and payable, and any obligation of Buyer to enter into Transactions with Seller shall thereupon immediately terminate.  Upon such declaration, the Obligations shall become immediately due and payable, both as to Purchase Price outstanding and Price Differential, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or other evidence of such Obligations to the contrary notwithstanding, except with respect to any Event of Default set forth in Section 7.01(c), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand, and any obligation of Buyer to enter into Transactions with Seller shall immediately terminate.  Buyer may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by Buyer, whether under this Agreement or any other PMH Document or afforded by Applicable Law.

Section 7.04                             Fees.  The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law.  Seller agrees to pay to Buyer reasonable attorneys’ fees and reasonable legal expenses incurred in enforcing Buyer’s rights, powers and remedies under this Agreement and each other PMH Document.

Section 7.05                             Default Rate.  Without regard to whether Buyer has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable Pricing Rate shall be increased as set forth in the PMH Pricing Side Letter, but in no event shall the Pricing Rate exceed the maximum amount permitted by law.

ARTICLE VIII

ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS;
SEPARATE ACTIONS BY BUYER

Section 8.01                             Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto and supersedes any and all prior or contemporaneous agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or any of the PMH Documents, nor consent to the departure by Seller therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which it is given.

Section 8.02                             Waivers, Separate Actions by Buyer.  Any amendment or waiver effected in accordance with this Article VIII shall be binding upon Buyer and Seller; and Buyer’s failure to insist upon the strict performance of any term, condition or other provision of this Agreement or any of the PMH Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by Buyer of any such term, condition or other provision or Default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement or any of the PMH Documents, and each and every term, condition and other provision of this Agreement and the PMH Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith.  An Event of Default hereunder or under any of the PMH Documents shall be deemed to be continuing unless and until waived in writing by Buyer, as provided in Section 7.02.

ARTICLE IX

SUCCESSORS AND ASSIGNS

Section 9.01                             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, any portion thereof, or any interest therein.  Seller shall not have the right to assign all or any part of this Agreement or any interest herein without the prior written consent of Buyer.

ARTICLE X

MISCELLANEOUS

Section 10.01                      Survival.  This Agreement and the other PMH Documents and all covenants, agreements, representations and warranties herein and therein and in the certificates delivered pursuant hereto and thereto, shall survive the entering into of the Transaction and shall continue in full force and effect so long as any Obligations are outstanding and unpaid.

Section 10.02                      Arms-Length Transaction.  The parties hereto agree that, notwithstanding any affiliation that may exist between Seller and Buyer, this Agreement and the other PMH Documents between Seller and Buyer shall be administered solely on an arms-length basis.

Section 10.03                      Governing Law; Jurisdiction, Waiver of Jury Trial:  Waiver of Damages.  (a) This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b)                                 EACH OF SELLER AND GUARANTOR HEREBY WAIVES TRIAL BY JURY.  EACH OF SELLER AND GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PMH DOCUMENTS IN ANY ACTION OR PROCEEDING.  EACH OF SELLER AND GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PMH DOCUMENTS.

(c)                                  Seller further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Seller at the address set forth in Section 10.04 hereof.

(d)                                 Nothing herein shall affect the right of Buyer to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Seller in any other jurisdiction.

(e)                                  Seller waives the posting of any bond otherwise required of Buyer in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of Buyer, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Agreement or any of the other PMH Documents.

Section 10.04                      Notices.  Any and all notices (with the exception of Transaction Notices, which shall be delivered via facsimile only), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other.  All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

If to Buyer:

PennyMac Loan Services, LLC
3043 Townsgate Road
Westlake Village, CA 91361
Attention:  Pamela Marsh/Kevin Chamberlain
Phone Number:  (805) 330-6059/ (818) 746-2877
E-mail:  pamela.marsh@pnmac.com;
kevin.chamberlain@pnmac.com

with a copy to:

PennyMac Loan Services, LLC
3043 Townsgate Road
Westlake Village, CA 91361
Attention:  Jeff Grogin
Phone Number:  (818) 224-7050
E-mail:  jeff.grogin@pnmac.com

If to Seller or Guarantor:

PennyMac Holdings, LLC
3043 Townsgate Road
Westlake Village, CA 91361
Attention:  Pamela Marsh
 Phone Number:  (805) 330-6059
E-mail:  pamela.marsh@pnmac.com

With copy to:

PennyMac Holdings, LLC
3043 Townsgate Road
Westlake Village, CA 91361
Attention:  Jeff Grogin
Phone Number:  (818) 224-7050
E-mail:  jeff.grogin@pnmac.com

Section 10.05                      Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.  In case any provision in or obligation under this Agreement or any other PMH Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.06                      Section Headings.  The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.07                      Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.08                      Periodic Due Diligence Review.  Seller and Guarantor acknowledge that Buyer has the right to perform continuing due diligence reviews with respect to Seller and Guarantor and the Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller and Guarantor agree that upon reasonable (but no less than five (5) Business Day’s) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller or Guarantor, Buyer or its authorized representatives will be permitted during normal business hours, and in a manner that does not unreasonably interfere with the ordinary conduct of Seller’s or Guarantor’s business, to examine, inspect, and make copies and extracts of, any and all documents, records, agreements, instruments or information relating to such Assets in the possession or under the control of Seller or Guarantor.  Seller and Guarantor also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Assets.  Without limiting the generality of the foregoing, Seller and Guarantor acknowledge that Buyer may enter into a Transaction related to any Purchased Assets from Seller based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Assets related to a Transaction.  Seller and Guarantor agree to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller or Guarantor.

Section 10.09                      Hypothecation or Pledge of Repurchase Assets.  Subject to the applicable Acknowledgment Agreement, Buyer shall have free and unrestricted use of all Repurchase Assets and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with all or a portion of the Repurchase Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating all or a portion of the Repurchase Assets.

Section 10.10                      Non-Confidentiality of Tax Treatment.  (a) This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Buyer or Seller and Guarantor, as applicable, and shall be held by each party hereto, as applicable in strict confidence and shall not be disclosed to any third party without the written consent of Buyer, Seller or Guarantor, as applicable, except for (i) disclosure to Buyer’s, Seller’s or Guarantor’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (ii) disclosure to the parties to the Indenture, including, but not limited to, noteholders and investors related thereto, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (iii) disclosure required by law, rule, regulation or order of a court or other regulatory body.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other PMH Documents, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer.

(b)                                 Notwithstanding anything in this Agreement to the contrary, Seller shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Repurchase Assets and/or any applicable terms of this Agreement (the “Confidential Information”).  Seller understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws.  Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Buyer or any Affiliate which Seller holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information.  Seller represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the GLB Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect.  Upon request, Seller will provide evidence reasonably satisfactory to allow Buyer to confirm that the providing party has satisfied its obligations as required under this section.  Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of Seller.  Seller shall notify Buyer promptly following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate provided directly to Seller by Buyer or an Affiliate.  Seller shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 10.11                      Set-off.  In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Seller or Guarantor, any such notice being expressly waived by Seller and Guarantor to the extent permitted by Applicable Law to set-off and appropriate and apply against any Obligation from Seller, Guarantor or any Affiliate thereof to Buyer any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return funds to Seller), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer to or for the credit or the account of Seller, Guarantor or any Affiliate thereof.  Buyer agrees promptly to notify Seller or Guarantor after any such set off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 10.12                      Intent.  (a)  The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code.

(b)                                 It is understood that either party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 7.03 hereof is a contractual right to liquidate such Transaction as described in Section 555 of Title 11 of the United States Code, as amended.

(c)                                  The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended from time to time (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)                                 It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e)                                  This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 555 under the Bankruptcy Code.

IN WITNESS WHEREOF, Seller, Guarantor and Buyer have caused this Master Repurchase Agreement to be executed and delivered by their duly authorized officers or trustees as of the date first above written.

PENNYMAC LOAN SERVICES, as Buyer

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

PENNYMAC HOLDINGS, LLC, as Seller

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

SCHEDULE 1

REPRESENTATIONS AND WARRANTIES REGARDING

PARTICIPATION CERTIFICATE

The Seller makes the following representations and warranties to the Buyer, with respect to Participation Certificate subject to a Transaction, as of the date of this Agreement, the date of any Transaction, and while the PMH Documents are in full force and effect.  The representations and warranties shall be limited to Participation Certificates that are acquired on or after the date of this Agreement.  For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the Participation Certificate if and when the Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Participation Certificate.

(a)                                 The Participation Certificate is a Participation Interest in the Excess Spread evidenced by such Participation Certificate.

(b)                                 Seller has good and marketable title to, and is the sole owner and holder of, such Participation Certificate.  Seller is transferring such Participation Certificate free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Participation Certificate, other than the first priority security interest of Buyer granted pursuant to this Agreement, and no Participation Certificate document is subject to any assignment, participation, or pledge, except as provided pursuant to this Agreement.

(c)                                  No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Participation Certificate, the related Excess Spread, (ii) material non-monetary default, breach or violation exists with respect to such Participation Certificate and the related Excess Spread, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

(d)                                 The Participation Certificate (i) is not dealt in or traded on a securities exchange or in a securities market, (ii) does not by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is not investment property or (iv) is not held in a deposit account.  For purposes of this paragraph (d), capitalized terms undefined in this Agreement have the meaning given to such term in the Uniform Commercial Code.

(e)                                  The Participation Certificate constitutes all the issued and outstanding Participation Interests of all classes issued pursuant to the Participation Agreement and is certificated.

(f)                                   The Participation Certificate has been duly and validly issued.

Schedule 1-1

(g)                                  All consents of any Person required for the grant of the security interests in the Participation Certificate to Buyer provided for herein have been obtained and are in full force and effect.

(h)                                 Upon delivery to the Buyer of the Participation Certificate (and assuming the continuing possession by the Buyer of such certificate in accordance with the requirements of Applicable Law) and the filing of a financing statement covering the Participation Certificate in the State of Delaware and naming the Seller as debtor and the Buyer as secured party, Seller has pledged to Buyer all of its right, title and interest to the Participation Certificate to Buyer.  The Lien granted hereunder is a first priority Lien in the Participation Certificate.

(i)                                     The Seller has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Participation Agreement without the consent of Buyer.

(j)                                    The Participation Certificate is an Eligible Asset.

(k)                                 Participation Agreement.

(i)                                     The Participation Agreement with respect to the Assets is in full force and effect and, except to the extent approved in writing by Buyer, the terms of the Participation Agreement have not been impaired, altered or modified in any respect.

(ii)                                  A true and correct copy of the Participation Agreement has been delivered to Buyer.

(iii)                               Seller has complied with all terms of the Participation Agreement subject to a Transaction hereunder and has fulfilled all obligations with respect thereto.

(iv)                              Except to the extent approved in writing by Buyer, there is no material default, breach, violation or event of acceleration existing under the Participation Agreement and no event has occurred which, with the passage of time or giving of notice or both and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of termination thereunder, and Seller has not waived any such default, breach, violation or event of termination.

(v)                                 The Participation Agreement is genuine, and is the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, by other insolvency laws or by general principles of equity.  Seller had legal capacity to enter into the Participation Agreement, and the Participation Agreement has been duly and properly executed by Seller.

(vi)                              Pursuant to the Participation Agreement, to the extent the sale would be re-characterized, Seller grants to the holder a valid security interest in all the right, title and interest of Seller in and to the Excess Spread, which security interest is perfected and of first priority, enforceable against, creating an interest prior in right to, all creditors of Seller.

Schedule 1-2

SCHEDULE 2

PARTICIPATION AGREEMENT AND PARTICIPATION CERTIFICATE

Participation Agreement

Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of December 19, 2016, between PennyMac Holdings, LLC and PennyMac Loan Services, LLC, as amended, restated or modified from time to time

Participation Certificate

Purchased MSR Excess Spread PC

Schedule 2-1

SCHEDULE 3

RESPONSIBLE OFFICERS — SELLER

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Responsible Officers for execution of PMH Documents and amendments

Name	Title	Signature

Responsible Officers for execution of Transaction Notices and day-to-day operational functions

Name	Title	Signature

RESPONSIBLE OFFICERS - GUARANTOR

Name	Title	Signature

Schedule 3-1

EXHIBIT A

FORM OF TRANSACTION NOTICE

Dated:  [         ]

PennyMac Loan Services, LLC
3043 Townsgate Road
Westlake Village, CA 91361
Attention:  Pamela Marsh/Kevin Chamberlain

TRANSACTION NOTICE

Ladies and Gentlemen:

We refer to the Master Repurchase Agreement, dated as of December 19, 2016 (the “Agreement”), among PennyMac Holdings, LLC (the “Seller”), PennyMac Loan Services, LLC (the “Buyer”) and PennyMac Mortgage Investment Trust (the “Guarantor”).  Each capitalized term used but not defined herein shall have the meaning specified in the Agreement.  This notice is being delivered by Seller pursuant to Section 2.02 of the Agreement.

Please be notified that Seller hereby irrevocably requests that the Buyer enter into the following Transaction(s) with the Seller as follows:

Purchase Price of Transaction	Amount of Asset Base	Outstanding Purchase Price

The requested Purchase Date is                .

Seller requests that the proceeds of the Purchase Price be deposited in Seller’s account at        , ABA Number        , account number     , References:       , Attn:                     .

Seller hereby represents and warrants that each of the representations and warranties made by Seller in each of the PMH Documents to which it is a party is true and correct in all material respects, in each case, on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.  Attached hereto is a true and correct Asset Schedule, which includes the Assets to be subject to the requested Transaction.

Exhibit B-1

PENNYMAC HOLDINGS, LLC

By:
Name:
Title:

Exhibit B-2

[Asset Schedule]

Exhibit B-3